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                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                        FUTURE MEDIA PRODUCTIONS, INC..
                          (a California corporation)



                                   ARTICLE I

                                    OFFICES

          Section 1. PRINCIPAL OFFICES. The principal executive office of the corporation shall be at such place within or outside the State of California as the board of directors from time to time shall designate. If the principal executive office of the corporation is located outside the State of California, and the corporation has one or more business offices in California, the board of directors shall designate a principal business office in California.

          Section 2. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places as it may deem appropriate.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

          Section 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

          Section 2. ANNUAL MEETING. The annual meeting of the shareholders shall be held each year on the FIRST MONDAY OF APRIL AT 10 O'CLOCK A.M. or on such other date and at such other time as may be designated by the board of directors. If the date for the annual meeting is designated by the board of directors, such date shall not be more than fifteen months after the date of the preceding annual meeting. At each annual meeting directors shall be elected and any other proper business may be transacted.

          Section 3. SPECIAL MEETING. A special meeting of the shareholders, for the purpose of taking any action permitted under the Corporations Code of California and the articles of incorporation of the corporation, may be called at any time by the board of directors
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or by the chairman of the board, or by the president or by one or more shareholders holding, in the aggregate, shares representing not less than 10% of the total number of votes which would be entitled to be cast at such meeting.

          If a special meeting is called by any person or persons other than the board of directors, such person or persons shall deliver to the chairman of the board, the president, any vice president or the secretary of the corporation a written demand that notice of such meeting be given to the shareholders of the corporation, specifying in such demand the general nature of the business proposed to be transacted thereat. Such demand shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission. The officer receiving such demand shall, in accordance with the provisions of Sections 4 and 5 of this Article II, cause notice to be promptly given to the shareholders entitled to vote that a special meeting will be held at the date and time requested by the person or persons calling the meeting, which date must be not less than thirty-five nor more than sixty days after the receipt of such demand. If such notice is not given within twenty days after receipt of the demand, the person or persons calling the meeting may cause the notice to be given.

          Every notice of a special meeting of the shareholders shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting. Nothing contained in this Section 3 shall be construed as limiting, fixing or affecting the date and time when a meeting of the shareholders called by action of the board of directors may be held.

          Section 4. NOTICE OF SHAREHOLDERS' MEETINGS. Whenever the shareholders are required or permitted to take any action at a meeting, notice of the meeting shall be given in accordance with Section 5 of this Article II not less than ten nor more than sixty days before the date of the meeting. Such notice shall specify the place, date and time of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted or
(ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time the notice is given, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, (ii) an amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in the Corporations Code of California, (iv) a voluntary dissolution of the corporation or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, the notice of such meeting shall also state the general nature of that proposal.

          Section 5. MANNER OF GIVING NOTICE. Notice of any meeting of the shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each shareholder at his address

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appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or has been given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office or if published at least once in a newspaper of general circulation in the county where said principal executive office is located. Any notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

          If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to such shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to such shareholder on written demand of such shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to the other shareholders of the corporation.

          An affidavit of the mailing or other means of giving any notice of any shareholders' meeting which is executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice shall be PRIMA FACIE evidence of the giving of such notice.

          Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

          Section 7. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

          When any meeting of the shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the date, time and place at which the adjourned meeting is to be reconvened are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than forty-five days from the date set for the original meeting, in which case the board of directors shall set a new record date. If notice of any

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adjourned meeting is required to be given as indicated above, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting.

          Section 8. VOTING. The shareholders entitled to vote at any meeting of the shareholders shall be determined in accordance with the provisions of
Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to the voting of shares held by a fiduciary, in the name of a corporation or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than an election of directors with respect to which cumulative voting is applicable) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Corporations Code of California or by the articles of incorporation.

          At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes unless the names of the candidates for whom votes are sought to be cumulated have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of his intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate his votes for candidates whose names have been placed in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among any or all of the candidates, as he thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

          Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of the shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum was present either in person or by proxy and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy or who, though present, did expressly object to the consideration of particular matters of business as to which proper notice was not given or who, at the beginning of the meeting, did object to the transaction of any business thereat because the meeting was not lawfully called or convened, signs a written waiver of notice or a consent to a holding of the meeting or any approval of the minutes. Such waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All

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such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if the objection is expressly made at the meeting.

          Section 10. SHAREHOLDER ACTION WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, by consent in writing setting forth the action so taken. In the case of any action other than election of directors, such action shall be effective if signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a vacancy on the board of directors (other than a vacancy created by the removal of a director) that has not been filled by the directors may be filled at any time by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent or such shareholder's proxy holders or a transferee of the shares or a personal representative of such shareholder or their respective proxy holders may. revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

          If the consents of all shareholders entitled to vote have not been solicited in writing and if the written consent of all such shareholders shall not have been received, the secretary shall give to all shareholders entitled to vote whose written consent has not been received prompt notice of the corporate action approved by the shareholders without a meeting. Such notice must be given at least ten days before the consummation of such action in the event that such action consists of (i) entering into a contract or transaction in which a director has a direct or indirect financial interest, (ii) indemnification of an agent of the corporation, (iii) a reorganization of the corporation as defined in the Corporations Code of California or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any. Such notice shall be given in the manner specified in Section 5 of this
Article II.

          Section 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of and to vote at any meeting or entitled to give consent to corporate action without a meeting,

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the board of directors may fix, in advance, a record date which shall not be more than sixty days nor less than ten days before the date of any such meeting nor more than sixty days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Corporations Code of California.

          If the board of directors does not so fix a record date:

               (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

               (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be (i) when no resolution with respect to such action has yet been adopted by the board of directors, the day on which the first written consent is given or (ii) when a resolution with respect to such action has theretofore been adopted by the board of directors, at the close of business on the day on which the board adopted the resolution relating to such action or the sixtieth day before the date of the consummation of such action, whichever is later.

          Section 12. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy dated and executed by such person or his attorney-in-fact and filed with the secretary of the corporation. A proxy shall be deemed executed if the name of the person making the same is placed thereon (whether by manual signature, typewriting, telegraphic transmission or otherwise) by such person or his attorney-infact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect until (i) an instrument revoking such proxy or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto,
(ii) the person executing such proxy attends the meeting and votes in person or
(iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no proxy shall be valid after the expiration of eleven months from the date thereof, unless the person executing the proxy specifies therein the length of time for which the same is to continue in force.

          The revocability of a proxy which states on its face that it is irrevocable shall be governed by Sections 705(e) and 705(f) of the Corporations Code of California.

          In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

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          Section 13. INSPECTORS OF ELECTION.  Before any meeting of the shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of the shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

          The inspectors of election shall:

               (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

               (b)  Receive votes, ballots or consents;

               (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

               (d)  Determine when the polls shall close;

               (e)  Count and tabulate all votes or consents;

               (f)  Determine the result; and

               (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

          If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is PRIMA FACIE evidence of the facts stated therein.

                                  ARTICLE III

                                   DIRECTORS

          Section 1. POWERS. Subject to the provisions of the Corporations Code of California and any limitations in the articles of incorporation or these bylaws, the business and

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affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

          Section 2. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than 5 nor more than 9, with the exact number of directors to be fixed, within the limits specified, by approval of the board or the shareholders in the manner provided in these bylaws. The initial number of directors shall be 5. Subject to the provisions of the Corporations Code of California, the range of directors may be changed, or a definite number fixed without provision for a range, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the exact number or the minimum number of directors to a number less than five shall not be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote; and provided further, that no amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum of directors minus one.

          Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at the annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of shareholders and until a successor has been elected.

          Section 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the unanimous written consent of the holders of all outstanding shares entitled to vote.

          A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any directors or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony or if the authorized number of directors is increased.

          The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

          Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a

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later time for the resignation to become effective. If the resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

          No reduction of the authorized number of directors shall have the effect of removing any director before such director's term of office expires.

          Section 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

          Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

          Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

          Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

          Notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, telegraph or by mail, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. In case such notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the

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person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the corporation, the location at which the meeting is to be held.

          Section 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number is required by law, by the articles of incorporation or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the directors required for a quorum for that meeting.

          Section 10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum was present and if, either before or after the meeting, each of the directors not present or who, though present, did, prior to the meeting or at its commencement, protest the lack of proper notice to him signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed duly given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

          Section 11. ADJOURNMENT. A majority of the directors present at any directors' meeting, whether or not a quorum is present at such meeting, may adjourn such meeting to another time and place.

          Section 12. NOTICE OF ADJOURNMENT. If a meeting is adjourned for more than twenty-four hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

          Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

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          Section 14.  FEES AND COMPENSATION OF DIRECTORS.  Directors and
members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

                                  ARTICLE IV

                                  COMMITTEES

          Section 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees (including an executive committee), each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Members and alternate members of committees shall be designated by the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

               (a) the approval of any action which, under the Corporations Code of California, also requires shareholders' approval or approval of the outstanding shares;

               (b) the filling of vacancies on the board of directors or in any committee;

               (c) the fixing of compensation of the directors for serving on the board or on any committee;

               (d) the amendment or repeal of bylaws or the adoption of new bylaws;

               (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

               (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

               (g) the appointment of any other committees of the board of directors or the members of these committees.

          Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the

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provisions of Article III of these bylaws relating to meetings and actions of the board of directors, with such changes therein as are necessary to substitute the committee and its members for the board of directors and its members, except that (i) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the board of directors; and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                   OFFICERS

          Section 1. OFFICERS. The officers of the corporation shall be a president or a chairman of the board or both, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

          Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the board of directors. Each officer of the corporation shall serve at the pleasure of the board or until he shall resign or shall be removed.

          Section 3. SUBORDINATE OFFICERS. The board of directors may appoint or may confer upon any officer or officers of the corporation the power to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

          Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

          Any officer may resign (without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party) at any time by giving written notice to the corporation. Any resignation shall, take effect on the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

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          Section 5.  VACANCIES.  A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

          Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if the corporation shall have such an officer, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be assigned to him from time to time by the board of directors or prescribed by these bylaws. If there is no president or if provided in the articles of incorporation or these bylaws, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

          Section 7. PRESIDENT. Subject to the control of the board of directors and to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if the corporation shall have such an officer, the president shall have general supervision, direction and control of the business and the officers of the corporation. Unless otherwise provided in the articles of incorporation or these bylaws, the president shall be the chief executive officer and general manager of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board or if there be none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, if any, of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. Subject to such limitations as may be imposed by the board of directors, any powers or duties vested in the president may be delegated by him to such subordinates as he may choose.

          Section 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

          Section 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

          The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar a share register or a duplicate share

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register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

          The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by these bylaws or by law to be given, and he shall keep the seal of the corporation, if the corporation shall adopt one, in safe custody, and he shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

          Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, and retained earnings, and records of the holders of its shares. The books of account shall at all reasonable times be open to inspection by any director.

          The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors and shall have the authority to execute and affix the endorsement of the corporation upon any negotiable instrument for the purpose of making any such deposit. He shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws. Unless another person has been appointed treasurer of the corporation pursuant to Section 3 of this Article V, the chief financial officer shall also be known as the treasurer.

          Section 11. ASSISTANTS. If an assistant officer to any officer shall be appointed, such assistant officer may exercise any of the powers of his superior officer, as provided in these bylaws or as authorized by the board of directors, and shall perform such other duties as are imposed upon him by these bylaws or the board of directors.

                                  ARTICLE VI

                              RECORDS AND REPORTS

          Section 1. MAINTENANCE OF SHARE REGISTER AND INSPECTION BY SHAREHOLDERS. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar if either shall have been appointed, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

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          A shareholder or shareholders of the corporation holding in the aggregate at least five percent of the outstanding voting shares of the corporation shall have the right (i) to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours up on five business days' prior written demand on the corporation and (ii) to obtain from the transfer agent of the corporation (if one shall have been appointed) up on written demand and up on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by such shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before five business days after the demand is received or the date specified in the demand as the date as of which such list is to be compiled, whichever is later. The record of shareholders shall also be open to inspection and copying up on the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such person's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this
Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

          Section 2. MAINTENANCE OF BYLAWS AND INSPECTION BY SHAREHOLDERS. The corporation shall keep at its principal executive office, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of these bylaws as amended to date, which shall be open to inspection by the shareholders at any time during usual business hours. If the principal executive office of the corporation is outside California and the corporation has no principal business office in California, the secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of these bylaws as amended to date.

          Section 3. MAINTENANCE OF OTHER CORPORATE RECORDS AND INSPECTION BY SHAREHOLDERS. The minutes of proceedings of the shareholders, the board of directors and any committee or committees of the board of directors and the accounting books and records shall be kept at the principal executive office or such other place as the board of directors may direct. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and the accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such person's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate and shall include the right to copy and make extracts. The rights of inspection under this Section 3 shall extend to the records of any subsidiary corporation of the corporation.

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

          Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right to inspect at any reasonable time all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Any inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

          Section 5. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the Corporations Code of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as it considers appropriate.

          The corporation shall, upon the written request of any shareholder made more than 120 days after the close of any fiscal year of the corporation, deliver or mail to the shareholder making the request within 30 days thereafter the financial statements which would be required to be included in the annual report for such year under subdivision (a) of Section 1501 of the Corporations Code of California. If financial statements are delivered or mailed upon the request of a shareholder pursuant to this Section 5, copies of the same shall be kept on file in the principal executive office of the corporation for a period of twelve months and shall be exhibited during usual business hours, a copy thereof mailed, to any shareholder demanding to examine the same.

          Section 6.  SHAREHOLDER RIGHT TO REQUEST OTHER FINANCIAL STATEMENTS.
A shareholder or shareholders holding in the aggregate at least five percent of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for (i) an income statement of the corporation for any three-month, six-month or nine-month period (ended more than thirty days before the date of the request) of the then current fiscal year and a balance sheet of the corporation as of the end of such period and (ii) if no annual report for the last fiscal year of the corporation has been sent to the shareholders of the corporation, the financial statements for the last fiscal year which would have been required by the Corporations Code of California to have been included in such annual report. Such income statement and balance sheet shall be prepared and delivered personally or mailed by the corporation to such shareholder within thirty days after receipt of the request therefor. If an income statement and balance sheet is prepared upon the request of a shareholder or shareholders pursuant to this Section 6, copies of the same shall be kept on file in the principal executive office of the corporation for a period of twelve months and shall be exhibited during usual business hours, or a copy thereof mailed, to any shareholder demanding to examine the same.

                                  ARTICLE VII

                           GENERAL CORPORATE MATTERS

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          Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.
For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix a time in the future as a record date, which shall not be more than sixty days before any such action, and in that case only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Corporations Code of California.

          If the board of directors does not fix a record date, the record date for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action shall be at the close of business on the date on which the board adopts the applicable resolution authorizing such action or the sixtieth day before the date of such action, whichever is later.

          Section 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money or notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined, from time to time, by resolution of the board of directors.

          Section 3. CORPORATE CONTRACTS, ETC., HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 4. FISCAL YEAR. The fiscal year of the corporation shall be such as shall be determined, from time to time, by resolution of the board of directors.

          Section 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president or any vice president of the corporation or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to such persons to vote or represent on behalf of the corporation any and all shares held by the corporation in any other

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corporation or corporations may be exercised by any of them in person or by any person authorized to do so by a proxy duly executed by any of them.

                                 ARTICLE VIII

                                 CAPITAL STOCK

          Section 1. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation, certifying the number of shares and the class or series of shares owned by a shareholder, shall be issued to each shareholder when such shares are fully, paid. Certificates may be issued prior to full payment under such restrictions and for such purposes as may be authorized by the board of directors; provided, however, that any certificate so issued prior to full payment shall state on the face thereof the total amount of the consideration to be paid for the shares represented thereby and the amount paid thereon.

          All certificates shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

          Section 2.  TRANSFER OF SHARES.  Subject to the balance of this
Article VIII, upon surrender to the corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate shall be canceled and the transfer shall be recorded upon the books of the corporation.

          Section 3. LOST OR DESTROYED CERTIFICATES. In the event that any share certificate or certificate for any other security is, or is claimed to be, lost, stolen or destroyed, the corporation may authorize the issuance of a replacement certificate on such terms and conditions as the president, any vice president, the chief financial officer or the secretary may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it.

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                                  ARTICLE IX

                                  AMENDMENTS

          Section 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

          Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article IX to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III hereof.

          Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new bylaw is adopted it shall be copied in the original bylaws in the appropriate place. If any bylaw is repealed, the fact of repeal and the date of the meeting at which the repeal was enacted or the date the written consent was effective shall be stated in the original bylaws.

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                           CERTIFICATE OF SECRETARY


          I, the undersigned, do hereby certify:

          1. That I am the duly elected and acting Secretary of FUTURE MEDIA PRODUCTIONS, INC., a California corporation; and

          2. That the foregoing Amended and Restated Bylaws constitute the Bylaws of said corporation as duly adopted on August 25, 1998.

          IN WITNESS WHEREOF, I have executed this certificate on this 25th day of August, 1998.


                                            /s/ DAWN DODSON
                                            -----------------------------------
                                            Secretary

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